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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 6, 2001


                                webMethods, Inc.
                 -----------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



Delaware                         00-115681                54-1807654
-----------------------------    ----------------------   ----------
(State of Other Jurisdiction     (Commission File         (IRS Employer
of Incorporation)                Number)                  Identification Number)


3930 Pender Drive
Fairfax, Virginia                                             22030
------------------------------------                          -----
(Address of Principal Executive                               (Zip Code)
Offices)




Registrant's Telephone Number, including Area Code:       (703) 460-2500
                                                          -------------------







          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.        Other Events

               On March 12, 2001, webMethods, Inc. ("webMethods") and i2 Technologies, Inc. ("i2") announced that they had entered into a multi-year OEM and reseller agreement (the "Agreement").

               A press release announcing the partnership is attached as an exhibit to this report and incorporated by reference herein.

               In connection with the Agreement, the company issued a warrant to i2 under which i2 has the right to purchase up to 750,000 shares of webMethods' stock at an exercise price of $40.88 per share. The fair value of the warrant is estimated to be $23.6 million which will be recorded as a deferred charge. This charge is expected to be offset by $10 million in OEM fees to be received from i2 during the term of the Agreement and the remaining $13.6 million charge will be recorded ratably as a quarterly non-cash sales and marketing expense over the term of the Agreement.


Item 7.        Financial Statements and Exhibits

               (c)    Exhibits


Exhibit Number                                 Exhibit
--------------                                 -------
99.1                                           Press Release Dated March 12, 2001


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                webMethods, Inc.


                                            By:    /s/ MARY DRIDI
                                                   -----------------------------
                                                   Mary Dridi
                                                   Chief Financial Officer



Dated:         March 12, 2001




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                                INDEX TO EXHIBITS



Exhibit Number                                 Exhibit
--------------                                 -------
99.1                                           Press Release Dated March 12, 2001